IMMEDIATE RELEASE

TOWNSQUARE RETURNS TO TOTAL AND DIGITAL REVENUE GROWTH IN THE THIRD QUARTER

Digital Represents 52% of September YTD Total Net Revenue
Ignite's Digital Advertising Revenue Growth Accelerates in Q3
Repurchased $25 Million of Debt ($36M through October) and $24 Million of Equity in September YTD Period

Purchase, NY – November 7, 2024 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the third quarter ended September 30, 2024.

“I am pleased to share that Townsquare’s net revenue returned to year-over-year growth, driven by sequential improvement across each of our three business segments, due to our local focus and our unique and differentiated digital platform, as well as the benefit from political revenue. Third quarter net revenue increased +0.2% year-over-year and Adjusted EBITDA decreased -6.3% year-over-year, both meeting guidance and reflecting a sequential improvement from the first and second quarter. In addition, net income improved $47.8 million year-over-year, in large part due to a reduction in non-cash impairment charges,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Our return to net revenue growth in the third quarter coincided with our return to total Digital net revenue growth, which increased by +1% year-over-year. In particular, Townsquare Interactive’s sequential revenue growth improved to +3% quarter-over-quarter, and Digital Advertising net revenue increased +5% year-over-year, an acceleration from the +1% revenue growth rates in the first six months of 2024. In total, Digital represented more than half of Townsquare’s net revenue in the first nine months of the year, a true point of differentiation from others in local media, as we have evolved from a local broadcast radio company that was founded in 2010, to a Digital First Local Media Company with a world class team and a unique and differentiated strategy, assets, platforms and solutions.”

Mr. Wilson continued, “We have executed and delivered on what we said we would do, while simultaneously building value for our shareholders through dividend payments, debt reduction and share repurchases. In the first nine months of the year, we have repurchased and retired $25 million of our bonds at a discount to par ($36 million through October), and repurchased $24 million of equity, or 2.3 million shares, including the accretive share repurchase of 1.5 million shares from Madison Square Garden. At the same time, we have maintained our high yielding dividend and a strong cash balance, which was $22 million at the end of the third quarter, and net leverage remained below 4.9x. We are gearing up for our upcoming refinancing, and we look forward to sharing that outcome with our investors when we next report.”

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.1975 per share. The dividend will be payable on February 1, 2025 to shareholders of record as of the close of business on January 21, 2025. As of yesterday’s closing price that reflects a dividend yield of approximately 8%.

Segment Reporting
We have three reportable operating segments, Subscription Digital Marketing Solutions, Digital Advertising and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties, our first party data digital management platform and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Third Quarter Results*
•As compared to the third quarter of 2023:
•Net revenue increased 0.2%, and decreased 2.5% excluding political

•Net income increased $47.8 million
•Adjusted EBITDA decreased 6.3%
•Total Digital net revenue increased 1.1%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 5.8%
•Digital Advertising net revenue increased 4.7%
•Total Digital Adjusted Operating Income decreased 8.9%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 11.0%
•Digital Advertising Adjusted Operating Income decreased 7.9%
•Broadcast Advertising net revenue increased 0.3%, and decreased 5.3% excluding political
•Net Income per diluted share was $0.63 and Adjusted Net Income per diluted share was $0.35
•Repurchased an aggregate $11.0 million of our 2026 Senior Secured Notes below par
•Repurchased 0.1 million shares of the Company’s common stock at an average price of $11.32

Year-to-Date Highlights*
•As compared to the nine months ended September 30, 2023:
•Net revenue decreased 1.8%, and 3.3% excluding political
•Net loss decreased $5.2 million
•Adjusted EBITDA decreased 8.0%
•Total Digital net revenue decreased 2.6%
•Subscription Digital Marketing Solutions net revenue decreased 11.5%
•Digital Advertising net revenue increased 2.4%
•Total Digital Adjusted Operating Income decreased 17.0%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 10.3%
•Digital Advertising Adjusted Operating Income decreased 20.2%
•Broadcast Advertising net revenue decreased 0.3%, and 3.4%, excluding political
•Repurchased an aggregate $24.7 million of our 2026 Senior Secured Notes below par
•Repurchased 2.3 million shares of the Company’s common stock at an average price of $10.31
•Repurchased and retired 3.2 million options expiring in July 2024 for a net purchase price of $3.60 per option
*See below for discussion of non-GAAP measures.

Guidance
For the fourth quarter of 2024, net revenue is expected to be between $114.8 million and $118.8 million, and Adjusted EBITDA is expected to be between $30.8 million and $31.8 million.

For the full year 2024, net revenue is expected to be between $448 million and $452 million, and Adjusted EBITDA is expected to be between $100 million and $101 million, both within our original guidance ranges.

Quarter Ended September 30, 2024 Compared to the Quarter Ended September 30, 2023

Net Revenue
Net revenue for the three months ended September 30, 2024 increased $0.2 million, or 0.2%, to $115.3 million as compared to $115.1 million in the same period in 2023. Digital Advertising net revenue increased $1.9 million, or 4.7%, as compared to the same period in 2023, and Broadcast Advertising net revenue increased $0.2 million, or 0.3%, as compared to the same period in 2023. These increases were partially offset by a decrease in Subscription Digital Marketing Solutions net revenue of $1.2 million, or 5.8%, and a $0.6 million, or 37.3%, decrease in Other net revenue as compared to the same period in 2023. Excluding political revenue of $3.7 million and $0.6 million for the three months ended September 30, 2024 and 2023, respectively, net revenue decreased $2.9 million, or 2.5%, to $111.6 million. Broadcast Advertising net revenue decreased $2.8 million, or 5.3%, to $50.8 million, and Digital Advertising net revenue increased $1.8 million, or 4.6%, to $40.7 million.

Net Income (Loss)
For the three months ended September 30, 2024, we reported net income of $11.3 million, an increase of $47.8 million as compared to a net loss of $36.5 million in the same period last year. The increase was primarily due to a $29.0 million decrease in non-cash impairment charges, partially offset by a $2.5 million increase in direct operating expenses and a $22.6 million decrease in the income tax provision due to the valuation allowance for interest expense carryforwards and an increase in certain non-deductible compensation costs. Adjusted Net Income decreased $2.2 million as compared to the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the three months ended September 30, 2024 decreased $1.7 million, or 6.3%, to $25.5 million, as compared to $27.2 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $4.3 million, or 16.3%, to $22.3 million, as compared to $26.6 million in the same period last year.

Nine Months Ended September 30, 2024 Compared to the Nine Months Ended September 30, 2023

Net Revenue
Net revenue for the nine months ended September 30, 2024, decreased $6.3 million, or 1.8%, to $333.2 million as compared to $339.4 million in the same period in 2023. Subscription Digital Marketing Solutions net revenue decreased $7.2 million, or 11.5%, Other net revenue decreased $1.3 million, or 15.3%, and Broadcast Advertising net revenue decreased $0.4 million, or 0.3%, as compared to the same period in 2023. These declines were partially offset by a $2.7 million, or 2.4%, increase in Digital Advertising net revenue as compared to the same period in 2023. Excluding political revenue of $6.2 million and $1.2 million for the nine months ended September 30, 2024 and 2023, respectively, net revenue decreased $11.3 million, or 3.3% to $327.0 million, Broadcast Advertising net revenue decreased $5.1 million, or 3.4%, to $147.6 million, and Digital Advertising net revenue increased $2.5 million, or 2.2%, to $116.2 million.

Net Loss
For the nine months ended September 30, 2024, we reported a net loss of $36.0 million, a decrease of $5.2 million as compared to a net loss of $41.1 million in the same period last year. The decrease was due to a $29.4 million decrease in non-cash impairment charges, partially offset by increases in stock-based compensation and transaction and business realignment costs, the decrease in net revenue and a $4.5 million increase in the income tax provision was driven by the valuation allowance for interest expense carryforwards and an increase in certain non-deductible compensation costs. Adjusted Net Income decreased $9.7 million as compared to the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2024 decreased $6.0 million, or 8.0% to $69.2 million, as compared to $75.2 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $10.3 million, or 13.8%, to $63.9 million, as compared to $74.2 million in the same period last year.

Liquidity and Capital Resources
As of September 30, 2024, we had a total of $21.8 million of cash and cash equivalents and $478.9 million of outstanding indebtedness, representing 5.10x and 4.86x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended September 30, 2024, of $94.0 million.

The table below presents a summary, as of November 1, 2024, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	14,231,917	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	15,547,213
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2024 financial results and 2024 guidance on Thursday, November 7, 2024 at 10:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare”. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through November 14, 2024. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1142541. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 349 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2023 Annual Report on Form 10-K, for the year ended December 31, 2023, filed with the SEC on March 15, 2024, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income by Segment as operating income by segment before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairments and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, gain on repurchases of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net loss (gain) on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, gains on sale of investments, change in fair value of investment, net loss (gain) on sale and retirement of assets, gain on repurchases of debt, gain on sale of digital assets, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of September 30, 2024, divided by our Adjusted EBITDA for the twelve months ended September 30, 2024. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income by Segment to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income by Segment, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)

	September 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,786	$61,046
Accounts receivable, net of allowance for credit losses of $4,131 and $4,041, respectively	57,654	60,780
Prepaid expenses and other current assets	12,759	10,356
Total current assets	92,199	132,182
Property and equipment, net	110,428	110,194
Intangible assets, net	165,179	200,306
Goodwill	152,903	157,270
Investments	975	3,542
Operating lease right-of-use assets	42,460	46,887
Other assets	763	1,165
Restricted cash	509	503
Total assets	$565,416	$652,049
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,799	$5,036
Deferred revenue	9,092	9,059
Accrued compensation and benefits	12,007	13,085
Accrued expenses and other current liabilities	26,986	25,112
Operating lease liabilities, current	9,487	9,376
Accrued interest	5,501	14,420
Total current liabilities	66,872	76,088
Long-term debt, net of deferred finance costs of $2,234 and $3,960, respectively	476,702	499,658
Deferred tax liability	25,163	11,856
Operating lease liability, net of current portion	38,153	41,437
Other long-term liabilities	10,989	13,099
Total liabilities	617,879	642,138
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 15,196,963 and 14,023,767 shares issued and outstanding, respectively	152	140
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 1,961,341 shares issued and outstanding, respectively	5	20
Total common stock	165	168
Treasury stock, at cost; 965,399 and 183,768 shares of Class A common stock, respectively	(11,218)	(2,177)
Additional paid-in capital	304,097	310,612
Accumulated deficit	(349,000)	(302,193)
Non-controlling interest	3,493	3,501
Total stockholders’ equity	(52,463)	9,911
Total liabilities and stockholders’ equity	$565,416	$652,049

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$115,311	$115,104	$333,169	$339,445
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	83,794	81,323	246,201	245,301
Depreciation and amortization	4,947	4,717	14,896	14,496
Corporate expenses	6,063	6,604	17,762	18,911
Stock-based compensation	2,867	2,350	14,062	6,228
Transaction and business realignment costs	645	161	3,683	764
Impairment of intangible assets, investments, goodwill and long-lived assets	2,008	30,970	36,264	65,697
Net gain on sale and retirement of assets	(110)	(362)	(66)	(703)
Total operating costs and expenses	100,214	125,763	332,802	350,694
Operating income (loss)	15,097	(10,659)	367	(11,249)
Other expense (income):
Interest expense, net	9,175	9,343	27,418	28,215
Gain on repurchases of debt	(8)	(430)	(11)	(1,249)
Other income, net	(277)	(547)	(4,974)	(6,451)
Income (loss) from operations before tax	6,207	(19,025)	(22,066)	(31,764)
Income tax (benefit) provision	(5,129)	17,478	13,903	9,380
Net income (loss)	$11,336	$(36,503)	$(35,969)	$(41,144)

Net income (loss) attributable to:
Controlling interests	$10,847	$(36,999)	$(37,261)	$(42,620)
Non-controlling interests	489	496	1,292	1,476
Net income (loss)	$11,336	$(36,503)	$(35,969)	$(41,144)

Basic income (loss) per share	$0.71	$(2.27)	$(2.38)	$(2.52)

Diluted income (loss) per share	$0.63	$(2.27)	$(2.38)	$(2.52)

Weighted average shares outstanding:
Basic	15,296	16,277	15,650	16,897
Diluted	17,227	16,277	15,650	16,897

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(35,969)	$(41,144)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,896	14,496
Amortization of deferred financing costs	1,576	1,567
Non-cash lease (income) expense	(558)	69
Net deferred taxes and other	13,307	8,817
Allowance for credit losses	4,036	2,817
Stock-based compensation expense	14,062	6,228
Gain on repurchases of debt	(11)	(1,249)
Trade and barter activity, net	(993)	(1,352)
Impairment of intangible assets, investments, goodwill and long-lived assets	36,264	65,697
Realized gain on sale of digital assets	—	(839)
Gain on sale of investment	(4,054)	(5,210)
Unrealized gain on investment	(202)	493
Amortization of content rights	3,667	3,645
Change in content rights liabilities	(3,747)	(1,819)
Reimbursement of equipment modification costs	—	(1,487)
Other	1,837	(1,276)
Changes in assets and liabilities:
Accounts receivable	(1,117)	(3,037)
Prepaid expenses and other assets	(1,516)	5,130
Accounts payable	(1,231)	646
Accrued expenses	(10,812)	(3,845)
Accrued interest	(8,920)	(9,443)
Other long-term liabilities	42	60
Net cash provided by operating activities	20,557	38,964
Cash flows from investing activities:
Purchases of property and equipment	(13,771)	(11,373)
Proceeds from sale of digital assets	—	2,975
Proceeds from insurance recoveries	336	721
Proceeds from sale of assets and investment related transactions	5,829	7,277
Net cash used in investing activities	(7,606)	(400)
Cash flows from financing activities:
Repurchases of 2026 Notes	(24,521)	(25,621)
Dividend payments	(9,267)	(6,285)
Proceeds from stock options exercised	7,252	5,440
Shares withheld in lieu of employee tax withholding	(35)	—
Withholdings for shares issued under the ESPP	708	729
Repurchases of stock	(23,551)	(16,645)
Cash distribution to non-controlling interests	(1,300)	(1,499)
Repayments of capitalized obligations	(1,491)	(140)
Net cash used in financing activities	(52,205)	(44,021)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(39,254)	(5,457)
Beginning of period	61,549	43,913
End of period	$22,295	$38,456

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2024	2023
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$35,390	$37,273
Income taxes	945	1,122

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,214	$3,164
Property and equipment acquired in exchange for advertising(1)	772	550
Accrued capital expenditures	79	229

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$9,175	$8,850
Right-of-use assets obtained in exchange for operating lease obligations	4,691	4,035

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$21,786	$37,955
Restricted cash	509	501
	$22,295	$38,456
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the nine months ended September 30, 2024 and 2023, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
Subscription Digital Marketing Solutions	$19,080	$20,257	(5.8)%	$55,848	$63,086	(11.5)%
Digital Advertising	40,861	39,009	4.7%	116,541	113,842	2.4%
Broadcast Advertising	54,330	54,179	0.3%	153,418	153,822	(0.3)%
Other	1,040	1,659	(37.3)%	7,362	8,695	(15.3)%
Net revenue	115,311	115,104	0.2%	333,169	339,445	(1.8)%
Subscription Digital Marketing Solutions Expenses	13,956	14,498	(3.7)%	40,251	45,703	(11.9)%
Digital Advertising expenses	30,050	27,271	10.2%	87,665	77,666	12.9%
Broadcast Advertising expenses	38,560	37,510	2.8%	111,442	113,858	(2.1)%
Other expenses	1,228	2,044	(39.9)%	6,843	8,074	(15.2)%
Direct operating expenses	83,794	81,323	3.0%	246,201	245,301	0.4%
Depreciation and amortization	4,947	4,717	4.9%	14,896	14,496	2.8%
Corporate expenses	6,063	6,604	(8.2)%	17,762	18,911	(6.1)%
Stock-based compensation	2,867	2,350	22.0%	14,062	6,228	125.8%
Transaction and business realignment costs	645	161	300.6%	3,683	764	382.1%
Impairment of intangible assets, investments, goodwill and long-lived assets	2,008	30,970	(93.5)%	36,264	65,697	(44.8)%
Net gain on sale and retirement of assets	(110)	(362)	(69.6)%	(66)	(703)	(90.6)%
Total operating costs and expenses	100,214	125,763	(20.3)%	332,802	350,694	(5.1)%
Operating income (loss)	15,097	(10,659)	(241.6)%	367	(11,249)	(103.3)%
Other expense (income):
Interest expense, net	9,175	9,343	(1.8)%	27,418	28,215	(2.8)%
Gain on repurchases of debt	(8)	(430)	(98.1)%	(11)	(1,249)	(99.1)%
Other income, net	(277)	(547)	(49.4)%	(4,974)	(6,451)	(22.9)%
Income (loss) from operations before tax	6,207	(19,025)	(132.6)%	(22,066)	(31,764)	(30.5)%
Income tax (benefit) provision	(5,129)	17,478	129.3%	13,903	9,380	(48.2)%
Net income (loss)	$11,336	$(36,503)	(131.1)%	$(35,969)	$(41,144)	(12.6)%

The following table presents Net revenue and Adjusted Operating Income by segment, for the three and nine months ended September 30, 2024, and 2023, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)			(Unaudited)
	2024	2023	% Change	2024	2023	% Change
Subscription Digital Marketing Solutions	$19,080	$20,257	(5.8)%	$55,848	$63,086	(11.5)%
Digital Advertising	40,861	39,009	4.7%	116,541	113,842	2.4%
Digital	59,941	59,266	1.1%	172,389	176,928	(2.6)%
Broadcast Advertising	54,330	54,179	0.3%	153,418	153,822	(0.3)%
Other	1,040	1,659	(37.3)%	7,362	8,695	(15.3)%
Net revenue	$115,311	$115,104	0.2%	$333,169	$339,445	(1.8)%
Subscription Digital Marketing Solutions	$5,124	$5,759	(11.0)%	$15,597	$17,383	(10.3)%
Digital Advertising	10,811	11,738	(7.9)%	28,876	36,176	(20.2)%
Digital	15,935	17,497	(8.9)%	44,473	53,559	(17.0)%
Broadcast Advertising	15,770	16,669	(5.4)%	41,976	39,964	5.0%
Other	(188)	(385)	(51.2)%	519	621	(16.4)%
Adjusted Operating Income	$31,517	$33,781	(6.7)%	$86,968	$94,144	(7.6)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and nine months ended September 30, 2024, and 2023, respectively (in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	(Unaudited)			(Unaudited)
	2024	2023	% Change	2024	2023	% Change
Subscription Digital Marketing Solutions	$19,080	$20,257	(5.8)%	$55,848	$63,086	(11.5)%
Digital Advertising	40,861	39,009	4.7%	116,541	113,842	2.4%
Digital	59,941	59,266	1.1%	172,389	176,928	(2.6)%
Broadcast Advertising	54,330	54,179	0.3%	153,418	153,822	(0.3)%
Other	1,040	1,659	(37.3)%	7,362	8,695	(15.3)%
Net revenue	$115,311	$115,104	0.2%	$333,169	$339,445	(1.8)%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Digital Advertising political revenue	145	66	119.7%	364	127	186.6%
Broadcast Advertising political revenue	3,555	561	533.7%	5,855	1,118	423.7%
Other political revenue	—	—	—	—	—	—
Political revenue	$3,700	$627	490.1%	$6,219	$1,245	399.5%
Subscription Digital Marketing Solutions net revenue (ex. political)	$19,080	$20,257	(5.8)%	$55,848	$63,086	(11.5)%
Digital Advertising net revenue (ex. political)	40,716	38,943	4.6%	116,177	113,715	2.2%
Digital net revenue (ex. political)	59,796	59,200	1.0%	172,025	176,801	(2.7)%
Broadcast Advertising political net revenue (ex. political)	50,775	53,618	(5.3)%	147,563	152,704	(3.4)%
Other net revenue (ex. political)	1,040	1,659	(37.3)%	7,362	8,695	(15.3)%
Net revenue (ex. political)	$111,611	$114,477	(2.5)%	$326,950	$338,200	(3.3)%

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and nine months ended September 30, 2024, and 2023, respectively (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2024	2023	2024	2023
Net income (loss)	$11,336	$(36,503)	$(35,969)	$(41,144)
Income tax (benefit) provision	(5,129)	17,478	13,903	9,380
Income (loss) from operations before taxes	6,207	(19,025)	(22,066)	(31,764)
Transaction and business realignment costs	645	161	3,683	764
Impairment of intangible assets, investments, goodwill and long-lived assets	2,008	30,970	36,264	65,697
Net gain on sale and retirement of assets	(110)	(362)	(66)	(703)
Gain on repurchases of debt	(8)	(430)	(11)	(1,249)
Gain on sale of digital assets	—	—	—	(839)
Gain on sale of investment	(46)	—	(4,054)	(5,210)
Change in fair value of investment	—	605	(202)	493
Gain on insurance recoveries	(58)	(349)	(336)	(721)
Net income attributable to non-controlling interest, net of income taxes	(489)	(496)	(1,292)	(1,476)
Adjusted net income before income taxes	8,149	11,074	11,920	24,992
Income tax provision (1)	2,069	2,824	3,027	6,373
Adjusted Net Income	$6,080	$8,250	$8,893	$18,619

Adjusted Net Income Per Share:
Basic	$0.40	$0.51	$0.57	$1.10
Diluted	$0.35	$0.46	$0.50	$1.05

Weighted average shares outstanding:
Basic	15,296	16,277	15,650	16,897
Diluted	17,227	18,073	17,694	17,726
(1) Income tax provision for the three and nine months ended September 30, 2024 and 2023, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2024, and 2023, respectively (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	(Unaudited)
	2024	2023	2024	2023
Net income (loss)	$11,336	$(36,503)	$(35,969)	$(41,144)
Income tax (benefit) provision	(5,129)	17,478	13,903	9,380
Interest expense, net	9,175	9,343	27,418	28,215
Gain on repurchases of debt	(8)	(430)	(11)	(1,249)
Depreciation and amortization	4,947	4,717	14,896	14,496
Stock-based compensation	2,867	2,350	14,062	6,228
Transaction and business realignment costs	645	161	3,683	764
Impairment of intangible assets, investments, goodwill and long-lived assets	2,008	30,970	36,264	65,697
Other (a)	(387)	(909)	(5,040)	(7,154)
Adjusted EBITDA	$25,454	$27,177	$69,206	$75,233
Political Adjusted EBITDA	(3,145)	(533)	(5,286)	(1,058)
Adjusted EBITDA (Excluding Political)	$22,309	$26,644	$63,920	$74,175
Political Adjusted EBITDA	3,145	533	5,286	1,058
Net cash paid for interest	(17,146)	(18,219)	(35,390)	(37,273)
Capital expenditures	(5,092)	(4,237)	(13,771)	(11,373)
Cash paid for taxes	(261)	(305)	(945)	(1,122)
Adjusted EBITDA Less Interest, Capex and Taxes	$2,955	$4,416	$19,100	$25,465
(a) Other includes net gain on sale and retirement of assets and other income, net.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2024 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	September 30, 2024
Net (loss) income	$(1,878)	$1,553	$(48,858)	$11,336	$(37,847)
Income tax (benefit) provision	(15,522)	207	18,825	(5,129)	(1,619)
Interest expense, net	9,034	9,031	9,212	9,175	36,452
Gain on repurchases of debt	—	—	(3)	(8)	(11)
Depreciation and amortization	4,704	4,935	5,014	4,947	19,600
Stock-based compensation	1,805	2,870	8,325	2,867	15,867
Transaction and business realignment costs	405	1,444	1,594	645	4,088
Impairment of intangible assets, investments, goodwill and long-lived assets	24,881	1,618	32,638	2,008	61,145
Other (a)	1,349	(4,137)	(516)	$(387)	(3,691)
Adjusted EBITDA	$24,778	$17,521	$26,231	$25,454	$93,984
(a) Other includes net gain on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating income (loss) by segment, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the three months ended September 30, 2024, and 2023 (in thousands):

	Three Months Ended September 30, 2024
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other
Operating income (loss)	$4,388	$10,417	$12,682	$(1,903)
Depreciation and amortization	602	251	2,715	32
Stock-based compensation	134	143	188	4
Transaction and business realignment costs	—	—	161	5
Impairment of intangible assets, investments, goodwill and long-lived assets	—	—	134	1,674
Net gain on sale and retirement of assets	—	—	(110)	—
Adjusted Operating Income (Loss)	$5,124	$10,811	$15,770	$(188)

	Three Months Ended September 30, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other
Operating income (loss)	$5,282	$11,448	$(13,081)	$(427)
Depreciation and amortization	325	147	3,263	35
Stock-based compensation	152	143	240	4
Transaction and business realignment costs	—	—	6	3
Impairment of intangible assets, investments, goodwill and long-lived assets	—	—	26,603	—
Net gain on sale and retirement of assets	—	—	(362)	—
Adjusted Operating Income	$5,759	$11,738	$16,669	$(385)

The following tables reconcile Operating income (loss) by segment, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the nine months ended September 30, 2024, and 2023 (in thousands):

	Nine Months Ended September 30, 2024
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other
Operating income (loss)	$13,305	$25,895	$2,724	$(2,190)
Depreciation and amortization	1,824	698	8,386	97
Stock-based compensation	468	499	546	12
Transaction and business realignment costs	—	—	249	17
Impairment of intangible assets, investments, goodwill and long-lived assets	—	1,784	30,137	2,583
Net gain on sale and retirement of assets	—	—	(66)	—
Adjusted Operating Income	$15,597	$28,876	$41,976	$519

	Nine Months Ended September 30, 2023
	(Unaudited)
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other
Operating income (loss)	$15,972	$35,439	$(22,399)	$493
Depreciation and amortization	980	479	10,245	104
Stock-based compensation	431	258	622	10
Transaction and business realignment costs	—	—	366	14
Impairment of intangible assets, investments, goodwill and long-lived assets	—	—	51,833	—
Net gain on sale and retirement of assets	—	—	(703)	—
Adjusted Operating Income	$17,383	$36,176	$39,964	$621